UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 5, 2013 (February 28, 2013)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 Baker Street, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 28, 2013, as a result of an inability to complete an equity financing transaction, NeurogesX, Inc. (the “Company”) committed to, and communicated to affected employees, a restructuring plan whereby the Company reduced its workforce by eight individuals on such date. After the restructuring, the only employees of the Company remaining were its three executive officers, Ronald Martell, President and Chief Executive Officer, Stephen Ghiglieri, Executive Vice President, Chief Operating Officer and Chief Financial Officer, and Stephen Peroutka, Executive Vice President and Chief Medical Officer. The Company is also currently seeking an acquiror for its business and/or assets.

The impacted employees are eligible to receive cash severance contingent on their signing of a general release with the Company. Assuming that all employees are paid severance, the Company expects to record a cash charge for severance and other payroll related termination costs of approximately $488,000 in the first quarter of 2013.

Item 8.01. Other Events

The discussion set forth in Item 2.05 above is hereby incorporated by reference into this Item 8.01 and is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President,
Chief Operating Officer and Chief Financial Officer

Date: March 5, 2013

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